Exhibit 10.1

ThermoEnergy Corporation

First Amendment to Securities Purchase Agreement

This First Amendment to Securities Purchase Agreement (this “Amendment”) is made and entered into as of June 25, 2008, by and between ThermoEnergy Corporation, a Delaware corporation (the “Company”), and The Quercus Trust (the “Investor”), and amends that certain Securities Purchase Agreement (the “Agreement”) between the same parties dated as of December 18, 2007.

WHEREAS, the Company has requested and Investor has agreed that the “Outside Date” as defined in the Agreement be amended to be August 31, 2008;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree that the “Outside Date” as defined in the Agreement shall be August 31, 2008, and that Investor shall have the option but not the obligation to further extend the “Outside Date,” in the sole discretion of Investor. Except as expressly modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

The Quercus Trust		ThermoEnergy Corporation

By:	/s/ David Gelbaum	By:	/s/ Dennis C. Cossey
	David Gelbaum		Dennis C. Cossey
	Trustee		Chairman and CEO